Exhibit 99.2

HC2 Broadcasting Helping McAllen, Texas Communicate Critical COVID-19 Updates over its Extensive Over-the-Air Network

Offers All City, County and State Governments in its Served Communities to Broadcast Their

Critical COVID-19 Programming

NEW YORK, March 23, 2020 -- HC2 Broadcasting Holdings Inc. ("HC2 Broadcasting”), a subsidiary of HC2 Holdings, Inc. (“HC2” or the “Company”) (`NYSE: HCHC), a diversified holding company, today announced that it is offering its broadcast over-the-air (“OTA”) assets across the United States to provide critical information and updates about the coronavirus and COVID-19 to the communities it reaches.

James E. Darling, Mayor, City of McAllen commented, “A large part of our community receives their news and entertainment via over the air television and HC2 Broadcasting is helping us share our updates and programming. The addition of this over the air outlet will help us provide timely, accurate health and safety information to the underserved population in Spanish and English.”

“After being contacted by the Emergent Management team of the City of McAllen, Texas, we quickly mobilized to enable the broadcasting of the City’s programming and critical community updates over our local station KAZH,” stated Philip Falcone, HC2’s Chairman, Chief Executive Officer and President. “We are offering all city, county or state governments and first responders that service the communities we reach across the United States to share their programming over our vast platform.”

KAZH serves a population of over 900,000 people. KAZH also reaches multiple communities in Texas’s Rio Grande Valley, including Mission, Edinburg, Weslaco and Harlingen. KAZH’s signal crosses the Mexican border and reaches the Mexican cities of Reynosa, Rio Bravo and Gustavo Diaz Ordaz.

About HC2 Holdings, Inc.

HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2's largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might” or “continues” or similar expressions. Such statements are based on the beliefs and assumptions of the Company’s management and the management of the Company’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including in our reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of the Company and its subsidiaries to raise capital; the ability of the Company’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of the Common Stock; the ability of the Company and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; activities by activist stockholders, including a proxy contest, consent solicitation or any unsolicited takeover proposal; effects of litigation, indemnification claims and other contingent liabilities; changes in regulations and tax laws; the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic; and risks that may affect the performance of the operating subsidiaries and portfolio companies of the Company. Although the Company believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and unless legally required, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Investor Relations

Garrett Edson

ICR

Phone: (212) 235-2691

E-mail: ir@hc2.com